                                                                               .
                                                                               .
                                                                               .

                                                                    Exhibit 21.1

                                  SUBSIDIARIES

                                                              JURISDICTION OF
                  SUBSIDIARY                                    ORGANIZATION
 1.               SPSS International, BV                      The Netherlands

 2.               SPSS Asia Pacific Pte Ltd                   Singapore

 3.               SPSS Benelux BV                             The Netherlands

 4.               SPSS GmbH                                   Germany

 5.               SPSS Scandinavia AB                         Sweden

 6.               SPSS UK Ltd.                                England

 7.               SPSS Japan, Inc.                            Japan

 8.               SPSS Australasia Pty Ltd.                   Australia

 9.               SPSS UK Ltd., India                         India

10.               SPSS France Sarl                            France

11.               SPSS Science Software GmbH                  Germany

12.               SPSS ASC BV                                 The Netherlands

13                SPSS Ltd.                                   England

14.               SPSS A/S                                    Denmark

15.               Surveycraft Pty Ltd.                        Australia

16.               Integral Solutions Ltd.                     England

17.               Quantime Ltd.                               England

18.               SPSS Europe BV                              The Netherlands

19       .        Vento Software Inc.                         Florida

20.               SPSS Foreign Sales Corp.                    Barbados

21.               ShowCase Corporation                        Minnesota

22.               NetGenesis Corp.                            Delaware

23.               SPSS Iberica                                Spain

24.               LexiQuest, S.A.                             France

25.               Data Distilleries, B.V.                     The Netherlands